UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2003

Date of Report (Date of earliest event reported):

Commission File Number: 333-102930

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SILVER STAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      98-0385312

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 W. Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 477-2211

(Issuer's telephone number, including area code)

Item 5.    Other Events.

On February 20, 2004, a $445,000 debt of the Silver Star Energy, Inc. (the "Company") was forgiven by the lender.  Sak Narwal ("Narwal"), a shareholder of the Company, is one of the directors of the lender and initially loaned the $445,000 to Robert McIntosh ("McIntosh"), the Company's President.  Those funds were then immediately loaned to the Company for its use in operations and, therefore, the Company became the borrower.  Subsequently, Narwal agreed to forgive the debt of McIntosh upon McIntosh's forgiveness of the debt owed by the Company.  Therefore, the $445,000 debt owed by the Company has now been forgiven in its entirety.

Additionally, in the Company's Form 10-KSB for the year ended December 31, 2003, several acquisition agreements between the Company and 1048136 Alberta Ltd. were included as exhibits.  These agreements were for the acquisitions of the Evi oil and gas prospect and the Verdigris oil and gas prospect (Exhibits 10.5 and 10.6).  The Company's current president, Robert McIntosh, was a director of 1048136 Alberta Ltd. and had resigned from that position prior to his involvement with the Company,  Narwal, a shareholder of the Company, was also a director of 1048136 Alberta Ltd and Scott Marshall, the majority shareholder of 1048136 Alberta Ltd., is the spouse of Naomi Patricia Johnston, owner of a 12.07% interest in the Company.  Despite the existence of these related parties, the consideration exchanged under the Agreements described above was negotiated at "arms length," and the directors and executive officers of the Company used criteria used in similar uncompleted proposals involving the Company in comparison to those of 1048136 Alberta Ltd.. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

Dated:  March 23, 2004

SILVER STAR ENERGY, INC.

/s/ Robert McIntosh

     Robert McIntosh,

     President